EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Harpoon Therapeutics Reports First Quarter 2020 Financial Results and Provides Corporate Update

–	Dosed first patient with HPN217 for the treatment of multiple myeloma, triggering a $50 million milestone payment from AbbVie

Abstract for HPN424 interim Phase 1 data accepted for presentation at ASCO20 Virtual

SOUTH SAN FRANCISCO, Calif., May 6, 2020 - Harpoon Therapeutics, Inc. (Nasdaq: HARP), a clinical-stage immunotherapy company developing a novel class of T cell engagers, today reported financial results for the first quarter ended March 31, 2020 and provided a corporate update.

“Harpoon has made remarkable progress since the beginning of 2020, highlighted by the initiation of clinical development for our third novel TriTAC™ program, HPN217, for the treatment of multiple myeloma,” said Gerald McMahon, Ph.D., President and Chief Executive Officer of Harpoon Therapeutics. “We continue to advance both of our lead clinical programs for HPN424 and HPN536 and plan to present interim clinical data for both of these studies this year. In addition, we are enrolling the clinical trial for HPN217 and are on track to file an IND followed by initiation of our fourth clinical trial for HPN328 in the second half of this year.”

First Quarter 2020 Business Highlights and Other Recent Developments

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In April, Harpoon announced the first patient was dosed with HPN217 in a Phase 1/2 clinical trial focused on relapsed/refractory multiple myeloma (RRMM). HPN217 is covered by a global development and option agreement with AbbVie Inc. (NYSE: ABBV) and treatment of the first patient in the clinical trial has triggered a $50 million milestone payment to Harpoon. HPN217 targets B-cell maturation antigen (BCMA), a well-validated target expressed on multiple myeloma cells. HPN217 is Harpoon’s third product candidate to enter the clinic and is based on Harpoon’s proprietary Tri-specific T cell Activating Construct (TriTAC™) platform designed to recruit a patient’s own immune cells to destroy tumors.

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In April, Harpoon appointed Andrew R. Robbins and Joseph S. Bailes, M.D., to its Board of Directors. Among his many achievements, Mr. Robbins is credited with leading the highly successful U.S. launch of BRAFTOVI® (encorafenib) + MEKTOVI® (binimetinib) in BRAF-mutant metastatic melanoma. Dr. Bailes is a medical oncologist with substantial experience in clinical practice, legislation, public policy and advocacy, and for nearly two decades, served in various executive leadership capacities with the American Society of Clinical Oncology (ASCO) including as President.

•	Patient enrollment and dose escalation continues in the Phase 1 trials for HPN424 in metastatic castration resistant prostate cancer and in the Phase 1/2a trial for HPN536, initially for ovarian and pancreatic cancers. Harpoon plans to present interim HPN424 data at the ASCO 2020 Virtual Meeting (Abstract 5552). The Company will host a virtual event to provide a clinical trial and pipeline update in parallel with the ASCO meeting.

Anticipated 2020 Milestones

•	HPN424 – present interim data from the dose escalation phase of our Phase 1 trial at ASCO20 Virtual and initiate expansion cohort in 2020
•	HPN536 – present interim data from Phase 1/2a trial in the second half of 2020
•	HPN217 – initiate a Phase 1/2 trial in the first half of 2020 (Completed)
•	HPN328 – initiate Phase 1/2a trial in the second half of 2020

First Quarter 2020 Financial Results

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Harpoon ended the first quarter of 2020 with $138.2 million in cash, cash equivalents, and marketable securities compared to $155.1 million as of December 31, 2019. This figure does not include the $50 million milestone payment achieved through the AbbVie agreement noted above.

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Revenue for the first quarter ended March 31, 2020 was $3.3 million compared to $1.1 million for the first quarter ended March 31, 2019. The increase in revenue was primarily due to revenue recognized from the upfront payment under the development and option agreement with AbbVie, signed in November 2019.

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Research and development expense for the first quarter ended March 31, 2020 was $12.5 million compared to $9.4 million for the first quarter ended March 31, 2019. The increase primarily arose from clinical development expenses and an increase in personnel-related expenses, which included conducting preclinical studies, the continuation and preparation of the clinical trials for HPN424, HPN536 and HPN217, and manufacturing activities for four TriTAC product candidates in various stages of development.

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General and administrative expenses for the quarter ended March 31, 2020 was $3.9 million compared to $5.8 million for the quarter ended March 31, 2019. The decrease was due to higher expenses incurred in the first quarter of 2019 primarily related to legal fees associated with Maverick litigation, and consulting and accounting services, offset by an increase in personnel expenses related to an increase in headcount, and other professional services to support our ongoing operations as a public company.

•	Net loss for the quarter ended March 31, 2020 was $12.6 million compared to $13.6 million for the quarter ended March 31, 2019.

COVID-19 Update

In response to the COVID19 pandemic, Harpoon notes that it closed its executive offices in compliance with county and state shelter-in-place orders, the result of which is that substantially all of the Company’s employees are currently telecommuting, and there is only a limited the number of staff working in the Company’s laboratory. Harpoon is currently continuing its clinical trials it has underway in sites in the United States, and has not yet experienced any material delays or impacts as a result of the pandemic. In addition, Harpoon’s third-party contract manufacturers continue to operate at or near normal levels and the Company does not currently anticipate material interruptions. Harpoon continues to assess the potential impact of the COVID-19 pandemic on its business and operations, including its programs, expected timelines, expenses, manufacturing and clinical trials. The full extent to which the COVID-19 pandemic may have a negative impact on Harpoon’s business, results of operations and financial condition, and will depend on future developments that are highly uncertain and cannot be accurately predicted.

About Harpoon Therapeutics

Harpoon Therapeutics is a clinical-stage immunotherapy company developing a novel class of T cell engagers that harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. T cell engagers are engineered proteins that direct a patient’s own T cells to kill target cells that express specific proteins, or antigens, carried by the target cells. Using its proprietary Tri-specific T cell Activating Construct (TriTAC®) platform, Harpoon is developing a pipeline of novel TriTACs initially focused on the treatment of solid tumors and hematologic malignancies. HPN424 targets PSMA and is in a Phase 1 trial for metastatic castration-resistant prostate cancer. HPN536 targets mesothelin and is in a Phase 1/2a trial for cancers expressing mesothelin, initially focused on ovarian and pancreatic cancers. HPN217 targets BCMA and is in a Phase 1/2 trial for relapsed, refractory multiple myeloma. For additional information about Harpoon Therapeutics, please visit www.harpoontx.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “target,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Harpoon Therapeutics’ clinical development programs, future results or performance to differ significantly from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the progress, timing, scope and anticipated results of clinical trials, the timing of the presentation of data, the association of data with potential treatment outcomes, the development and advancement of product candidates, the timing of development milestones for product candidates, and the anticipated potential impacts to Harpoon Therapeutics’ business from the ongoing COVID-19 pandemic. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during clinical studies, clinical trial site activation or enrollment rates that are lower than expected, unanticipated or greater than anticipated impacts or delays due to COVID-19, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause Harpoon Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Harpoon Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Harpoon Therapeutics, Inc.

Georgia Erbez

Chief Financial Officer

media@harpoontx.com

Westwicke ICR

Robert H. Uhl

Managing Director

858-356-5932

robert.uhl@westwicke.com

Harpoon Therapeutics, Inc.

Statement of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue
Collaboration and license revenue	$3,297	$1,063
Total revenue	3,297	1,063
Operating expenses
Research and development	12,519	9,382
General and administrative	3,913	5,832
Total operating expenses	16,432	15,214
Loss from operations	(13,135)	(14,151)
Interest income	584	576
Other expense	(1)	(4)
Net loss	(12,552)	(13,579)
Other comprehensive loss:
Net unrealized gain on marketable securities	430	26.04
Comprehensive loss	$(12,122)	$(13,553)
Net loss per share, basic and diluted	$(0.51)	$(0.92)
Weighted-average shares used in computing net loss per share, basic and diluted	24,825,367	14,750,260

Harpoon Therapeutics, Inc.

Selected Balance Sheet Data

(Unaudited)

	March 31, 2020	December 31, 2019
	(in thousands)
Assets:
Cash, cash equivalents, and marketable securities	$138,240	$155,129
Total assets	162,496	176,604
Total liabilities	79,202	82,384
Total stockholders' equity	83,294	94,220

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